UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2013

Vycor Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-149782	20-3369218
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6401 Congress Ave., Suite 140
Boca Raton, FL.	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 558-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 11, 2013, the Company filed a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware with reference to a reverse stock split with respect to its Common Stock par value $0.0001 (“Common Stock”).  A copy of the Certificate of amendment is attached to this Report as Exhibit 3(i).  On January 15, 2013 (the “Effective Date”), the Company effectuated its previously announced reverse stock split with respect to its Common Stock par value $0.0001 (“Common Stock”).  On the Effective date, the Company implemented a one for 150 share reverse split of its Common Stock.  On the Effective Date, the Company’s pre-split 857,249,895 shares of Common Stock became 5,715,000 post-split shares of Common Stock.  In connection with the reverse split, the Company’s authorized capital was not changed.  Commencing January 15, 2013 and for 30 business days thereafter, the Company’s Common stock will trade under the ticker symbol “VYCOD”.  Thereafter, the ticker symbol will revert back to “VYCO”.  For further information, please refer to the Company’s Schedule 14C Information Statement filed with the U.S. Securities and Exchange Commission on December 19, 2012.

Item 8.01 Other Events.

Please refer to Item 5.03, above.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

3(i)

Certificate of Amendment of Certificate of Incorporation of Vycor Medical, Inc. filed on January 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2013

Vycor Medical, Inc.
/s/ David Cantor
By: David Marc Cantor Title: President